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                                                                     EXHIBIT 3.7

       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
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 Date Received                                         (FOR BUREAU USE ONLY)
 MAY 13 1993                                                      FILED

                                                               JUN 30 1993

Name: J. Michael Bernard                                     Administrator
Address:   400 Renaissance Center                MICHIGAN DEPARTMENT OF COMMERCE
           Dykema Gossett                        Corporation & Securities Bureau
           Detroit, Michigan 48243                     EFFECTIVE DATE:


DOCUMENT WILL BE RETURNED TO
NAME AND ADDRESS INDICATED ABOVE

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        For use by Domestic Corporations

                           BELL BROADCASTING COMPANY

      Pursuant to the provisions of Act 284, Public Action of 1972 (profit corporations), or Act 162, Public Actions of 1982 (nonprofit corporations),the undersigned corporation executes the following certificate:

      1. The present name of the corporation is: BELL BROADCASTING COMPANY.

      2. The corporation identification number (CID) assigned by the Bureau is:
184-654.

      3. The location of its registered office is: 2994 East Grand Boulevard, Detroit, Michigan 48202.

      4. A new Article VIII is hereby added to the Articles of Incorporation as follows:

                                 "ARTICLE VIII
                             DIRECTORS - VACANCIES

            Vacancies in the Board of Directors occuring by reason of death resignation, removal, increase in the number of directors or otherwise shall be filled only by the affirmative vote of holders of fifty-one percent(51%)

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      of the shares of stock of the corporation issued and outstanding and entitled to vote on the election of directors. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs."

      5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 11th day of May, 1993. The amendment was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders entitled to vote thereon and the necessary votes were cast in favor of the amendment.

                                              Signed this 11th day of May, 1993.

                                              By: /s/ [ILLEGIBLE]
                                                  ------------------------------
                                                Its: CHAIRMAN

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